Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-208921 on Form S-3 and Nos. 333-208858, 333-201166, and 333-207930 on Form S-8 of our report dated March 15, 2016, relating to the consolidated financial statements and financial statement schedule of Connecture, Inc. and Subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

March 15, 2016